Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Fourth-Quarter and Full-Year 2021 Results

Fourth-Quarter Financial Highlights
•Net sales of $1,467 million; year-over-year increase of 12.2%
•Net income of $191 million and net income per diluted share of $3.55, year-over-year decreases of 4.0% and 4.1%, respectively
•Non-GAAP diluted EPS increased 1.8% year-over-year to $4.54
•Adjusted EBITDA increased 3.6% year-over-year to $319 million

Lincolnshire, Ill., February 10, 2022 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the fourth quarter and full year ended December 31, 2021.

"Our team delivered solid fourth quarter results, closing out a record year of sales and profitability. Performance was at the high end of our guidance, despite an exceptionally challenging supply chain environment, including premium freight costs that were higher than our expectations,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “While the supply chain constrains us from fully satisfying customer demand, we enter the year with a strong order backlog and a robust pipeline of business, positioning us well for profitable growth in 2022. The continued opportunities in our vibrant core and expansion markets advance our Enterprise Asset Intelligence vision and enable us to increase our long-term organic sales growth expectations."

$ in millions, except per share amounts	4Q21	4Q20	Change	FY21	FY20	Change
Select reported measures:
Net sales	$1,467	$1,308	12.2%	$5,627	$4,448	26.5%
Gross profit	669	618	8.3%	2,628	2,003	31.2%
Gross margin	45.6%	47.2%	(160) bps	46.7%	45.0%	170 bps
Net income	191	199	(4.0%)	837	504	66.1%
Net income margin	13.0%	15.2%	(220) bps	14.9%	11.3%	360 bps
Net income per diluted share	$3.55	$3.70	(4.1%)	$15.52	$9.35	66.0%

Select Non-GAAP measures:
Adjusted net sales	$1,467	$1,313	11.7%	$5,633	$4,455	26.4%
Organic net sales growth			10.0%			23.2%
Adjusted gross profit	671	628	6.8%	2,642	2,022	30.7%
Adjusted gross margin	45.7%	47.8%	(210) bps	46.9%	45.4%	150 bps
Adjusted EBITDA	319	308	3.6%	1,297	914	41.9%
Adjusted EBITDA margin	21.7%	23.5%	(180) bps	23.0%	20.5%	250 bps
Non-GAAP net income	$245	$240	2.1%	$995	$690	44.2%
Non-GAAP earnings per diluted share	$4.54	$4.46	1.8%	$18.45	$12.80	44.1%
Net sales were $1,467 million in the fourth quarter of 2021 compared to $1,308 million in the fourth quarter of 2020. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $1,023 million in the fourth quarter of 2021 compared with $888 million in the fourth quarter of 2020. Asset Intelligence & Tracking ("AIT") segment net sales were $444 million in the fourth quarter of 2021 compared to $425 million in the prior year period.

Consolidated organic net sales for the fourth quarter increased 10.0%. Fourth-quarter year-over-year organic net sales increased by 13.2% in the EVM segment and increased by 3.1% in the AIT segment.

Fourth-quarter 2021 gross profit was $669 million compared to $618 million in the prior year period. Gross margin decreased to 45.6% for the fourth quarter of 2021, compared to 47.2% in the prior year period. This decrease was primarily due to higher premium freight costs as well as lower recoveries of Chinese import tariffs compared to the prior year, partially offset by higher service and software margin. Adjusted gross margin was 45.7% in the fourth quarter of 2021, compared to 47.8% in the prior year period.

Operating expenses increased in the fourth quarter of 2021 to $446 million from $387 million in the prior year period primarily due to recently acquired businesses and higher employee incentive-based compensation expense associated with improved financial performance. Adjusted operating expenses increased in the fourth quarter of 2021 to $370 million from $336 million in the prior year period.

Net income for the fourth quarter of 2021 was $191 million, or $3.55 per diluted share, compared to net income of $199 million, or $3.70 per diluted share, for the fourth quarter of 2020. Non-GAAP net income for the fourth quarter of 2021 increased to $245 million, or $4.54 per diluted share, compared to $240 million, or $4.46 per diluted share, for the prior year period.

Adjusted EBITDA for the fourth quarter of 2021 increased to $319 million, or 21.7% of adjusted net sales, compared to $308 million, or 23.5% of adjusted net sales, for the fourth quarter of 2020 due to lower operating expense as a percentage of net sales, partially offset by lower gross margin.

Balance Sheet and Cash Flow
As of December 31, 2021, the company had cash and cash equivalents of $332 million and total debt of $996 million.

For the full year 2021, the company generated $1,069 million of operating cash flow and incurred capital expenditures of $59 million, resulting in free cash flow of $1,010 million.

In 2021, the company acquired antuit.ai, Fetch Robotics, and Adaptive Vision for $452 million in cash and made $34 million in venture investments. For the full year 2021, the company had $257 million of net debt repayments and made cash interest payments of $32 million. Additionally, the company made $57 million of share repurchases in 2021 under its existing share repurchase authorization.

Outlook
First Quarter 2022
The company expects adjusted net sales to increase 1% to 3% compared to the first quarter of 2021. This expectation includes an approximately 1 percentage point additive impact from acquisitions and foreign currency translation.

Adjusted EBITDA margin is expected to be approximately 20% , which includes approximately $60 million of premium freight expense. Non-GAAP earnings per diluted share are expected to be in the range of $3.70 to $4.00. This assumes an adjusted effective tax rate of approximately 18%.

Full Year 2022
The Company expects adjusted net sales to increase 3% to 7% from 2021, which assumes a net neutral impact from acquisitions and foreign currency translation.

Adjusted EBITDA margin is expected to be between 23% and 24%, which includes a range of $140 to $160 million of premium freight expense.

Free cash flow is expected to be at least $900 million.

Long-Term
The Company is raising its annualized Organic Net Sales Growth outlook to 5% to 7%, from 4% to 5%.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results. The conference call will be held today, Thursday, Feb. 10, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers organizations to thrive in the on-demand economy by making every front-line worker and asset at the edge visible, connected and fully optimized. With an ecosystem of more than 10,000 partners across more than 100 countries, Zebra serves customers of all sizes – including 94% of the Fortune 100 – with an award-winning portfolio of hardware, software, services and solutions that digitize and automate workflows. Supply chains are more dynamic, customers and patients are better served, and workers are more engaged when they utilize Zebra innovations that help them sense, analyze and act in real time. In 2021, Zebra expanded its industrial automation portfolio with its Fetch Robotics acquisition and increased its machine vision and AI software capabilities with the acquisitions of Adaptive Vision and antuit.ai. Zebra is #25 on Newsweek's inaugural list of America's Most Loved Workplaces and on Forbes' list of America's best employers for the fifth year. Learn more at zebra.com or sign up for news alerts. Follow Zebra's Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions,and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on our business and results of operations. Our ability to purchase sufficient materials, parts, and components as well as our ability to provide services and software to meet customer demand could negatively impact our results of operations and customer relationships. Profits and profitability may be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an impact on results. Foreign exchange rates, customs duties and trade policies may have an effect on financial results because of the large percentage of our international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$332	$168
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of December 31, 2021 and 2020	752	508
Inventories, net	491	511
Income tax receivable	8	16
Prepaid expenses and other current assets	106	70
Total Current assets	1,689	1,273
Property, plant and equipment, net	272	274
Right-of-use lease assets	131	135
Goodwill	3,265	2,988
Other intangibles, net	469	402
Deferred income taxes	192	139
Other long-term assets	197	164
Total Assets	$6,215	$5,375
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$69	$364
Accounts payable	700	601
Accrued liabilities	639	559
Deferred revenue	380	308
Income taxes payable	12	19
Total Current liabilities	1,800	1,851
Long-term debt	922	881
Long-term lease liabilities	121	129
Deferred income taxes	6	—
Long-term deferred revenue	315	273
Other long-term liabilities	67	97
Total Liabilities	3,231	3,231
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	462	395
Treasury stock at cost, 18,736,532 and 18,689,775 shares as of December 31, 2021 and 2020, respectively	(1,023)	(919)
Retained earnings	3,573	2,736
Accumulated other comprehensive loss	(29)	(69)
Total Stockholders’ Equity	2,984	2,144
Total Liabilities and Stockholders’ Equity	$6,215	$5,375

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net sales
Tangible products	$1,260	$1,129	$4,845	$3,813
Services and software	207	179	782	635
Total Net sales	1,467	1,308	5,627	4,448
Cost of sales:
Tangible products	694	585	2,590	2,065
Services and software	104	105	409	380
Total Cost of sales	798	690	2,999	2,445
Gross profit	669	618	2,628	2,003
Operating expenses:
Selling and marketing	157	133	587	483
Research and development	145	137	567	453
General and administrative	89	85	348	304
Amortization of intangible assets	34	26	115	78
Acquisition and integration costs	14	2	25	23
Exit and restructuring costs	7	4	7	11
Total Operating expenses	446	387	1,649	1,352
Operating income	223	231	979	651
Other expenses:
Foreign exchange loss	(2)	(3)	(5)	(18)
Interest income (expense), net	5	(7)	(5)	(76)
Other income (expense), net	—	(5)	(1)	3
Total Other income (expense), net	3	(15)	(11)	(91)
Income before income tax	226	216	968	560
Income tax expense	35	17	131	56
Net income	$191	$199	$837	$504
Basic earnings per share	$3.58	$3.73	$15.66	$9.43
Diluted earnings per share	$3.55	$3.70	$15.52	$9.35

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$837	$504
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	187	146
Amortization of debt issuance costs and discounts	2	3
Share-based compensation	76	51
Deferred income taxes	(69)	(40)
Unrealized (gain) loss on forward interest rate swaps	(30)	33
Other, net	(1)	1
Changes in operating assets and liabilities:
Accounts receivable, net	(239)	130
Inventories, net	18	(42)
Other assets	(23)	11
Accounts payable	96	47
Accrued liabilities	110	16
Deferred revenue	113	103
Income taxes	1	(5)
Other operating activities	(9)	4
Net cash provided by operating activities	1,069	962
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(452)	(548)
Purchases of property, plant and equipment	(59)	(67)
Proceeds from the sale of long-term investments	—	6
Purchases of short-term investments	(1)	—
Purchases of long-term investments	(34)	(32)
Net cash used in investing activities	(546)	(641)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	46	302
Payments of long term-debt	(303)	(342)
Payments of debt issuance costs and discounts	—	(1)
Payments for repurchases of common stock	(57)	(200)
Net payments related to share-based compensation plans	(56)	(25)
Change in unremitted cash collections from servicing factored receivables	(1)	109
Net cash used in financing activities	(371)	(157)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	—	(2)
Net increase in cash and cash equivalents, including restricted cash	152	162
Cash and cash equivalents, including restricted cash, at beginning of period	192	30
Cash and cash equivalents, including restricted cash, at end of period	$344	$192
Less restricted cash, included in Prepaid expenses and other current assets	(12)	(24)
Cash and cash equivalents at end of period	$332	$168
Supplemental disclosures of cash flow information:
Income taxes paid	$199	$107
Interest paid	$32	$38

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	December 31, 2021
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	4.5%	15.2%	12.2%
Adjustments:
Impact of foreign currency translations (1)	(1.4)%	(0.8)%	(1.4)%
Impact of acquisitions (2)	—%	(1.2)%	(0.8)%
Consolidated Organic Net sales growth	3.1%	13.2%	10.0%

	Twelve Months Ended
	December 31, 2021
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	21.2%	28.8%	26.5%
Adjustments:
Impact of foreign currency translations (1)	(1.9)%	(1.9)%	(2.1)%
Impact of acquisitions (2)	—%	(1.9)%	(1.2)%
Consolidated Organic Net sales growth	19.3%	25.0%	23.2%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	December 31, 2021			December 31, 2020
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$444	$1,023	$1,467	$425	$888	$1,308
Reported Gross profit (1)	190	479	669	204	421	618
Gross Margin	42.8%	46.8%	45.6%	48.0%	47.4%	47.2%

Non-GAAP
Adjusted Net sales	$444	$1,023	$1,467	$425	$888	$1,313
Adjusted Gross profit (2)	190	481	671	205	423	628
Adjusted Gross Margin	42.8%	47.0%	45.7%	48.2%	47.6%	47.8%

	Twelve Months Ended
	December 31, 2021			December 31, 2020
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$1,687	$3,946	$5,627	$1,392	$3,063	$4,448
Reported Gross profit (1)	769	1,865	2,628	658	1,358	2,003
Gross Margin	45.6%	47.3%	46.7%	47.3%	44.3%	45.0%

Non-GAAP
Adjusted Net sales	$1,687	$3,946	$5,633	$1,392	$3,063	$4,455
Adjusted Gross profit (2)	771	1,871	2,642	660	1,362	2,022
Adjusted Gross Margin	45.7%	47.4%	46.9%	47.4%	44.5%	45.4%
(1)Consolidated results include corporate eliminations related to business acquisition purchase accounting adjustments that are not reported in segment results.

(2)Adjusted Gross profit excludes business acquisition purchase accounting adjustments, share-based compensation expense, and product sourcing diversification costs.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$191	$199	$837	$504
Adjustments to Net sales(1)
Purchase accounting adjustments	—	5	6	7
Total adjustments to Net sales	—	5	6	7
Adjustments to Cost of sales(1)
Share-based compensation	2	3	8	6
Product sourcing diversification initiative	—	2	—	6
Total adjustments to Cost of sales	2	5	8	12
Adjustments to Operating expenses(1)
Amortization of intangible assets	34	26	115	78
Acquisition and integration costs	14	2	25	23
Share-based compensation	21	18	85	53
Exit and restructuring costs	7	4	7	11
Product sourcing diversification initiative	—	1	—	12
Total adjustments to Operating expenses	76	51	232	177
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	—	1	2	3
Investment (gain) loss	(1)	3	(2)	(5)
Foreign exchange loss	2	3	5	18
Forward interest rate swap (gain) loss	(9)	—	(13)	46
Total adjustments to Other income (expense), net	(8)	7	(8)	62
Income tax effect of adjustments(2)
Reported income tax expense	35	17	131	56
Adjusted income tax	(51)	(44)	(211)	(128)
Total adjustments to income tax	(16)	(27)	(80)	(72)
Total adjustments	54	41	158	186
Non-GAAP Net income	$245	$240	$995	$690

GAAP earnings per share
Basic	$3.58	$3.73	$15.66	$9.43
Diluted	$3.55	$3.70	$15.52	$9.35
Non-GAAP earnings per share
Basic	$4.58	$4.50	$18.61	$12.91
Diluted	$4.54	$4.46	$18.45	$12.80

Basic weighted average shares outstanding	53,441,215	53,356,857	53,446,399	53,441,375
Diluted weighted average and equivalent shares outstanding	53,877,621	53,783,654	53,902,430	53,913,245
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$191	$199	$837	$504
Add back:
Depreciation (excluding exit and restructuring costs)	18	16	72	67
Amortization of intangible assets	34	26	115	78
Total Other (income) expense, net	(3)	15	11	91
Income tax expense	35	17	131	56
EBITDA (Non-GAAP)	275	273	1,166	796

Adjustments to Net sales
Purchase accounting adjustments	—	5	6	7
Total adjustments to Net sales	—	5	6	7
Adjustments to Cost of sales
Share-based compensation	2	3	8	6
Product sourcing diversification initiative	—	2	—	6
Total adjustments to Cost of sales	2	5	8	12
Adjustments to Operating expenses
Acquisition and integration costs	14	2	25	23
Share-based compensation	21	18	85	53
Exit and restructuring costs	7	4	7	11
Product sourcing diversification initiative	—	1	—	12
Total adjustments to Operating expenses	42	25	117	99
Total adjustments to EBITDA	44	35	131	118
Adjusted EBITDA (Non-GAAP)	$319	$308	$1,297	$914

Adjusted EBITDA % of Adjusted Net Sales	21.7%	23.5%	23.0%	20.5%

FREE CASH FLOW

	Twelve Months Ended
	December 31, 2021	December 31, 2020
Net cash provided by operating activities	$1,069	$962
Less: Purchases of property, plant and equipment	(59)	(67)
Free cash flow (Non-GAAP)(1)	$1,010	$895
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.